Exhibit 99.2

CONDENSED CONSOLIDATED FINANCIAL STATEMENTS

EryDel S.p.A.

As of September 30, 2023 and for the three- and nine-months

periods ended September 30, 2023 and 2022

EryDel S.p.A.

Condensed Consolidated Financial Statements

As of September 30, 2023 and for the three- and nine-months periods ended September 30, 2023 and 2022

EryDel S.p.A.

CONDENSED CONSOLIDATED BALANCE SHEETS

(In Euro, except share and per share data)

	September 30, 2023	December 31, 2022
	(Unaudited)
ASSETS
Current assets:
Cash	€747,433	1,290,483
Prepaid expenses and other current assets	5,713,651	5,672,517

Total current assets	6,461,084	6,963,000
Non-current assets:
Property and equipment, net	222,741	259,721
Operating lease right-of-use assets, net	347,344	379,447
Other non-current assets	5,578,304	5,574,237

Total non-current assets	6,148,389	6,213,405

Total assets	€12,609,473	13,176,405

LIABILITIES AND STOCKHOLDERS’ EQUITY
Current liabilities:
Trade payables	€1,713,863	2,916,523
Debt, current	463,390	13,666,826
Accrued Expenses and Other Current Liabilities	2,315,732	1,035,246

Total current liabilities	4,492,985	17,618,595
Non-current liabilities:
Post-retirement benefit plans	63,618	66,859
Debt, non-current	11,194,460	11,226,326
Other non-current liabilities	702,556	715,318

Total long-term liabilities	11,960,634	12,008,503

Total liabilities	16,453,619	29,627,098

Commitments and contingencies
Stockholders’ equity:
Common stock, Euro 1,00098 par value: 4,241,889 shares authorized and 4,241,889 issued and outstanding as of September 30, 2023; Euro 1,00 par value: 73,480 shares authorized and 73,480 issued and outstanding as of December 31, 2022	4,246,046	73,480
Senior Stock, €1,0025 par value: 1,678,505 shares authorized and 1,678,505 issued and outstanding as December 31, 2022		1,682,662
Additional Paid-in Capital	76,235,531	58,411,755
Accumulated other comprehensive loss	(167,525)	(149,840)
Accumulated deficit	(84,158,198)	(76,468,750)

Total stockholders’ equity	(3,844,146)	(16,450,693)

Total liabilities and stockholders’ equity	€12,609,473	13,176,405

See accompanying notes.

EryDel S.p.A.

CONDENSED CONSOLIDATED INCOME STATEMENTS

(Unaudited)

(In Euro)

	Three Months Ended September 30,		Nine Months Ended September 30,
	2023	2022	2023	2022
Operating expenses:
Research and development expenses	€(1,268,894)	(1,160,679)	(2,654,193)	(5,490,806)
General and administrative expenses	(880,581)	(883,373)	(3,690,310)	(2,583,180)

Operating Loss	(2,149,475)	(2,044,052)	(6,344,503)	(8,073,986)

Financial expense, net	(78,581)	(391,672)	(1,331,672)	(1,064,309)
Foreign currency loss	(614)	142,247	6,305	291,526

Loss before income tax	(2,228,670)	(2,293,477)	(7,669,870)	(8,846,769)

Income taxes	(6,024)	(53,552)	(19,578)	(59,692)
Loss for the period	€(2,234,694)	(2,347,029)	(7,689,448)	(8,906,461)
Net loss per shares:
Net loss per share attributable to common stockholders - basic and diluted	(0.53)	(1.34)	(1.81)	(5.08)
Weighted average common stock - basic and diluted	4,241,889	1,751,985	4,241,889	1,751,985

See accompanying notes.

EryDel S.p.A.

CONDENSED CONSOLIDATED STATEMENTS OF COMPREHENSIVE INCOME/ (LOSS)

(Unaudited)

(In Euro)

	Three Months Ended September 30,		Nine Months Ended September 30,
	2023	2022	2023	2022
Loss for the period	€(2,234,694)	(2,347,029)	(7,689,448)	(8,906,461)
Other comprehensive income (loss):	—	—
Gains or losses from post retirement benefits, net of tax	787	389	2,028	1,166
Foreign currency translation adjustments	(69,551)	(176,298)	(19,714)	(381,382)
Total other comprehensive income (loss)	(68,764)	(175,909)	(17,685)	(380,216)

Total comprehensive loss	€(2,303,458)	(2,522,938)	(7,707,133)	(9,286,677)

See accompanying notes.

EryDel S.p.A.

CONDENSED CONSOLIDATED STATEMENTS OF CHANGES IN STOCKHOLDERS’ EQUITY/(DEFICIT)

(Unaudited)

(In Euro, excluding share data)

	For the nine months ended September 30, 2023 and 2022
	Common Stock		Senior Stock
	Shares	Amount	Shares	Amount	Additional Paid-in Capital	Accumulated other comprehensive loss	Accumulated Deficit	Total Stockholders’ Equity (Deficit)
Balance January 1, 2023	73,480	€73,480	1,678,505	€1,682,662	58,411,755	(149,840)	(76,468,750)	(16,450,693)

Post-retirement benefit plans	—	—	—	—	—	2,028	—	2,028
Issuance of warrants	—	—	—	—	(18,987,506)	—	—	(18,987,506)
Conversion of Investment Agreement Loan and New Convertible Loan	2,489,904	2,489,904	—	—	36,277,932	—	—	38,767,836
Conversion of Senior Stock into Common Stock	1,678,505	1,682,662	(1,678,505)	(1,682,662)	—	—	—	—
Foreign currency translation	—	—	—	—	—	(19,714)	—	(19,714)
Share-based compensation	—	—	—	—	533,350	—	—	533,350
Net loss	—	—	—	—	—	—	(7,689,448)	(7,689,448)

Balance at September 30, 2023	4,241,889	€4,246,046	—	€—	76,235,531	(167,525)	(84,158,198)	(3,844,146)

Balance January 1, 2022	73,480	€73,480	1,678,505	€1,682,662	57,679,486	(29,269)	(63,944,577)	(4,538,218)

Post-retirement benefit plans	—	—	—	—	—	1,166	—	1,166
Foreign currency translation	—	—	—	—	—	(381,382)	—	(381,382)
Share-based compensation	—	—	—	—	549,202	—	—	549,202
Net loss	—	—	—	—	—	—	(8,906,461)	(8,906,461)

Balance September 30, 2022	73,480	€73,480	1,678,505	€1,682,662	58,228,688	(409,485)	(72,851,038)	(13,275,693)

EryDel S.p.A.

CONDENSED CONSOLIDATED STATEMENTS OF CHANGES IN STOCKHOLDERS’ EQUITY/(DEFICIT)

(Unaudited)

(In Euro, excluding share data)

	For the three months ended September 30, 2023 and 2022
	Common Stock		Senior Stock
	Shares	Amount	Shares	Amount	Additional Paid-in Capital	Accumulated other comprehensive loss	Accumulated Deficit	Total Stockholders’ Equity (Deficit)
Balance June 30, 2023	73,480	€73,480	1,678,505	€1,682,662	39,609,375	(98,760)	(81,923,504)	(40,656,747)

Post-retirement benefit plans	—	—	—	—	—	786	—	786
Foreign currency translation	—	—	—	—	—	(69,551)	—	(69,551)
Share-based compensation	—	—	—	—	348,224	—	—	348,224
Conversion of Investment Agreement Loan and New Convertible Loan	2,489,904	2,489,904	—	—	36,277,932	—	—	38,767,836
Conversion of Senior Stock into Common Stock	1,678,505	1,682,662	(1,678,505)	(1,682,662)	—	—	—	—
Net loss	—	—	—	—	—	—	(2,234,694)	(2,234,694)

Balance September 30, 2023	4,241,889	€4,246,046	—	€—	76,235,531	(167,525)	(84,158,198)	(3,844,146)

Balance June 30, 2022	73,480	€73,480	1,678,505	€1,682,662	58,045,620	(233,575)	(70,504,009)	(10,935,822)

Post-retirement benefit plans	—	—	—	—	—	388	—	388
Foreign currency translation	—	—	—	—	—	(176,298)	—	(176,298)
Share-based compensation	—	—	—	—	183,068	—	—	183,068
Net loss	—	—	—	—	—	—	(2,347,029)	(2,347,029)

Balance September 30, 2022	73,480	€73,480	1,678,505	€1,682,662	58,228,688	(409,485)	(72,851,038)	(13,275,693)

See accompanying notes.

EryDel S.p.A.

CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS

(Unaudited)

(In Euro)

	September 30,
	2023	2022
Cash flows from / (used in) operating activities
Net loss	€(7,689,448)	(8,906,461)

Adjustments to reconcile net loss to net cash used in operating activities:
Post-Retirement benefit obligation	(1,213)	(5,438)
Depreciation expense	108,395	105,448
Share-based compensation	533,350	549,201
Non-cash interest expense	656,638	1,063,863
Other non cash items	(19,422)	(381,952)
Changes in operating assets and liabilities:
Prepaid expenses and other current assets	(41,134)	502,497
Other non-current assets	(4,071)	89,724
Accounts payable	(1,202,660)	(841,716)
Accrued expenses	1,276,563	(289,632)
Other non-current liabilities	40,888	78,017

Net cash used in operating activities	(6,342,114)	(8,036,449)

Cash flows from / (used in) investing activities:
Purchases of fixed assets	(89,038)	(57,375)

Net cash used in investing activities	(89,038)	(57,375)

Cash flows from financing activities
Proceeds from Notes Payables	5,425,000	7,750,000
Proceeds from Promissory note	463,390	—

Net cash from financing activities	5,888,390	7,750,000

Effect of exchange rate changes on cash	(288)	(292)

Net increase (decrease) in cash and cash equivalents	(543,050)	(344,116)

Cash and cash equivalents at beginning of period	1,290,483	4,058,026
Cash and cash equivalents at end of period	747,433	3,713,910
Supplemental disclosures of non-cash information:
Right-of-use assets obtained in exchange for new operating lease liabilities	17,623	16,979

See accompanying notes.

EryDel S.p.A.

Notes to the Unaudited Condensed Consolidated Financial Statements

September 30, 2023

1. Description of Business

EryDel S.p.A. (hereinafter also the “Company” or “EryDel”) was incorporated in Italy in 2007 and is headquartered in Bresso (Milan), Italy. EryDel is a clinical stage biopharmaceutical company focused on developing and commercializing specialized therapies for the treatment of rare diseases by using the patient’s own blood (Red Cell Loader). In May 2018, the Company established a wholly owned subsidiary (“EryDel US”) in the State of New Jersey, USA, for the commercialization of its specialized therapies in the US, upon obtaining the relevant approvals from both the European and US regulatory authorities.

EryDel’s proprietary platform technology is an easy to use, fast and automatic bedside procedure, to encapsulate small and large molecules including therapeutic enzymes in patients’ red blood cells. The cells are immediately re-infused into the patients providing prolonged half-life in circulation, reduced immunogenicity, better tolerability and predictable vascular distribution. EryDel’s technology consists of a specialized system (Red Cell Loader), a sterile single use kit (the “EryKit”) and process solutions.

On September 28, 2023, the U.S. Food and Drug Administration (FDA or the “Agency”) has lifted the partial clinical hold on the Company’s Investigational New Drug (“IND”) application for its lead Phase 3 asset, EryDex. Currently, there are no approved treatments for patients with A-T.

On October 20, 2023, Quince Therapeutics, Inc. (“Quince”) completed the acquisition of the Company. Such acquisition was completed pursuant to that certain Stock Purchase Agreement, dated as of July 21, 2023, (the “Purchase Agreement”), by and among Quince, the Company, EryDel US, holders of EryDel capital stock and the managers of EryDel (the “EryDel Shareholders”) and Shareholder Representative Services LLC, a Colorado limited liability company solely in its capacity as the representative, agent and attorney-in-fact of the EryDel Shareholders. Pursuant to the terms of the Purchase Agreement, Quince issued 6,525,315 shares of its common stock to the EryDel Shareholders. Up to an additional 725,037 shares of Quince’s common stock may be issued to the EryDel Shareholders upon the first anniversary of the closing of the acquisition. The EryDel Shareholders have a contingent right to receive up to an aggregate of $485,000,000 in potential cash payments, comprised of up to $5,000,000 upon the achievement of a specified development milestone, $25,000,000 at new drug application (“NDA”) acceptance by the U.S. Food and Drug Administration (“FDA”), up to $60,000,000 upon the achievement of specified approval milestones, and up to $395,000,000 upon the achievement of specified on market and sales milestones, with no royalties paid to EryDel. Refer to Note 13 Subsequent Events for additional details.

Fiscal Year

The Company’s fiscal year ends on December 31. References to fiscal 2022, for example, refer to the year ended December 31, 2022.

Basis of Presentation

These unaudited condensed consolidated financial statements are prepared in conformity with accounting principles generally accepted in the United States of America (“GAAP”) for interim financial information. Accordingly, they do not include all of the information and footnotes required by GAAP for complete financial statements. In the management’s opinion, all adjustments (consisting only of normal recurring adjustments) considered necessary for a fair presentation of the results of operations and cash flows for the periods presented have been included.

All figures presented are in Euro, unless otherwise stated.

The condensed consolidated balance sheet as of September 30, 2023, the condensed consolidated income statement, condensed consolidated statements of comprehensive income/(loss), changes in stockholders’ equity/(deficit) and cash flows for the nine months ended September 30, 2023, and the financial data and other financial information disclosed in the notes to the condensed consolidated financial statements are unaudited. These financial statements should be read in conjunction with the audited financial statements and notes thereto for the year ended December 31, 2022. The results of operations for the nine months ended September 30, 2023 are not necessarily indicative of the results to be expected for the year ending December 31, 2023 or for any other future annual or interim period.

Going Concern

The valuation of the financial statement going concern was carried out considering the Company as an economic complex operating for an estimated period of at least 12 months from the date of this balance sheet. The Company has incurred recurring losses and negative cash flows from operations since its inception and has primarily funded these losses through proceeds from capital contributions and issuance of debt instruments.

The Board of Directors assessed the existence of going concern of the Company, taking into account multiple factors, such as: (i) the Company’s cash at September 30, 2023 which is Euro 747,433; (ii) the stock purchase agreement entered into by the Company and Quince Therapeutics, Inc (“Quince”) on July 21, 2023, as described below.

On October 20, 2023, Quince completed the acquisition of the Company. This acquisition will provide the required resources to support operations and execute the Company’s business plan. In particular, Quince will provide support to the Company in meeting its financial obligations as well as the financial means to continue the development of EryDex, a Phase 3 therapy for the rare disease Ataxia-Telangiectasia (A-T), for which currently there is no cure in the market. In this respect, as further described in Note 13 Subsequent Events, Quince has agreed to guarantee the financial obligations of EryDel in respect of the outstanding EIB Loan and provided the Company with cash of Euro 0.9 million ($1.0 million) as a promissory note. With regards to its financial position, Quince cash, cash equivalents and short-term investments amount to $83.2 million as of September 30, 2023 (approx. Euro 78.5 million), sufficient to fund the anticipated clinical and development activities related to EryDex, through a single Phase 3 NEAT trial, and a potential NDA submission to the FDA, assuming positive results, into at least 2026.

In accordance with Accounting Standards Update, or “ASU”, No. 2014-15, Disclosure of Uncertainties about an Entity’s Ability to Continue as a Going Concern, based on the above assumptions, management expects that it will have the financial support needed to fund its forecasted operating expenses and capital expenditure requirements for at least the next twelve months. Accordingly, the consolidated financial statements have been prepared assuming that the Company will continue as a going concern.

2. Summary of Significant Accounting Policies

Principles of Consolidation

The accompanying condensed consolidated financial statements include the accounts of EryDel S.p.A. and its wholly owned subsidiary EryDel US. All intercompany balances and transactions have been eliminated upon consolidation.

Use of Estimates

The preparation of financial statements in conformity with GAAP requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. The most significant estimates used in the Company’s consolidated financial statements relate to the determination of the fair value of stock-based awards, including stock-based compensation expense and related assumptions, the incremental borrowing rate used for leases, unrecognized tax benefits, the valuation allowance for deferred tax assets, the assessment of impairment indicators for intangible and tangible assets and the valuation of embedded derivatives included within the Investment Agreement Loan and the New Convertible Loan. The Company bases its estimates on historical experience and on various other market specific and other relevant assumptions that it believes to be reasonable under the circumstances, the results of which form the basis for making judgments about the carrying values of assets and liabilities that are not readily apparent from other sources. Actual results may differ from the Company’s estimates and assumptions.

Foreign Currency Translation and Transactions

The Company uses the Euro as the reporting currency for the purposes preparing its consolidated financial statements. The functional currency of the Company’s wholly owned subsidiary is the U.S. Dollar. Its financial results and financial position are translated into Euro using exchange rates at balance sheet dates for assets and liabilities and using average exchange rates during the period for income and expenses. The resulting translation differences are presented as a separate component of accumulated other comprehensive loss, as a separate component of equity.

Foreign currency transactions are translated into the functional currencies using the exchange rates prevailing at the dates of the transactions. Foreign exchange gains and losses, resulting from the settlement of such transactions and from the re-measurement of monetary assets and liabilities denominated in foreign currencies using exchange rates at balance sheet date and non-monetary assets and liabilities using historical exchange rates, are recognized in the consolidated statements of operations.

Significant Accounting Policies

There have been no significant changes to the accounting policies during the nine months ended September 30, 2023, as compared to the significant accounting policies described in our consolidated financial statements and notes thereto for the year ended December 31, 2022.

Research and Development Expenses

Research and development expenses are expensed as incurred. Research and development expenses consist of costs incurred in performing research and development activities, including salaries, share-based compensation and benefits, facility costs and costs for external vendors and consultants engaged to conduct clinical development activities and clinical trials, (e.g., contract research organizations [or “CROs”]), as well as costs to develop a manufacturing processes, perform analytical testing and manufacture clinical trial materials, (e.g., contract manufacturing organizations [or “CMOs”]). Non-refundable prepayments for goods or services that will be used or rendered for future research and development activities are recorded as prepaid expenses. Such amounts are recognized as an expense as the goods are delivered or the related services are performed, or until it is no longer expected that the goods will be delivered, or the services rendered. In addition, funding from research grants, if any, is recognized as an offset to research and development expense based on costs incurred on the research program.

Research and development expenses refer to costs incurred by the Company for the development of therapies in connection with the Red Cell Loader technology: ATTeST and OLE-IEDAT. Research and development expenses are recorded net of governmental grants received. In particular, grants received are recorded on a systematic basis over the periods that the related costs, for which it is intended to compensate, are expensed. Grants are recognized at their fair value where there is a reasonable assurance that the grant will be received, and the Company complies with the related requirements.

Cash

The cash balance entirely relates to cash on hand held in checking and deposit accounts. Cash as of September 30, 2023 amounted to Euro 747,433. There are no restrictions as to the use of the cash on hand held by the Company.

Stock-Based Compensation

All stock-based compensation granted to employees is measured at the grant date fair value of the award and recognized as an expense in the statement of operations over the requisite service period, which is generally the vesting period. The Company estimates the fair value of stock options using the Black-Scholes option-pricing model. Compensation expense is recognized using the straight-line method net of estimated forfeitures. Forfeitures are estimated at the time of grant and revised, if necessary, in subsequent periods if actual forfeiture differs from those estimated.

The Company accounts for equity awards issued to non-employees, such as consultants, based on the fair value of the award, using the Black-Scholes option-pricing model.

On September 7, 2023, the Shareholders of EryDel S.p.A. approved, among others, the cancellation of the Stock options plan. As this cancellation was not accompanied by a concurrent grant of a replacement award or other valuable consideration, it was accounted for as a repurchase for no consideration. Accordingly, the previously unrecognized compensation cost of Euro 256 thousand was recognized at the cancellation date.

Recent Accounting Pronouncements Adopted

Financial Instruments—Credit Losses: In June 2016, the FASB issued ASU 2016-13, Financial Instruments—Credit Losses (Topic 326): Measurement of Credit Losses on Financial Instruments which amends the principles around the recognition of credit losses by mandating entities incorporate an estimate of current expected credit losses when determining the value of certain assets. The guidance also amends reporting around allowances for credit losses on available-for-sale marketable securities. In November 2019, the FASB issued ASU 2019-10, Financial Instruments—Credit Losses (Topic 326), Derivatives and Hedging (Topic 815) and Leases (Topic 842): Effective Dates, which established that a one-time determination of the effective date for ASU 2016-13 would be based on the Company’s SEC reporting status as of November 15, 2019. The Company was a “smaller reporting company” as defined by Item 10 of Regulation S-K, and therefore, ASU 2016-13 is effective for fiscal years beginning after December 15, 2022, including interim periods within those fiscal years. This guidance helps to provide financial statement users with more decision-useful information about the expected credit losses on financial instruments and other commitments to extend credit held by a reporting entity at each reporting date. To achieve this objective, the amendments in Topic 326 replace the incurred loss impairment methodology in current GAAP with a methodology that reflects expected credit losses and requires consideration of a broader range of reasonable and supportable information to inform credit loss estimates. The Company has adopted the new guidance as of January 1, 2023, and it did not have a material impact on its financial statements and related disclosures.

Recent Accounting Pronouncements Not Yet Adopted

The following are new accounting pronouncements that the Company is evaluating for future impacts on its financial statements:

In August 2020, the FASB issued ASU 2020-06, Debt—Debt with Conversion and Other Options (Subtopic 470-20) and Derivatives and Hedging—Contracts in Entity’s Own Equity (Subtopic 815-40): Accounting for Convertible Instruments and Contracts in an Entity’s Own Equity. This ASU amends the guidance on convertible instruments and the derivatives scope exception for contracts in an entity’s own equity and improves and amends the related EPS guidance for both Subtopics. The ASU will be effective for annual reporting periods after December 15, 2023 and interim periods within those annual periods and early adoption is permitted in fiscal periods ending after December 15, 2020. Upon implementation, the Company may use either a modified retrospective or full retrospective method of adoption. The Company is evaluating the impact of adopting the new ASU.

Fair Value Measurement of Equity Securities Subject to Contractual Sale Restrictions (ASC 820); In June 2022, the FASB issued ASU No. 2022-03, “Fair Value Measurement of Equity Securities Subject to Contractual Sale Restrictions.” This ASU clarifies that a contractual restriction on the sale of equity security should not be considered in measuring the fair value. In addition, the ASU requires specific disclosures related to contractual sale restrictions. The ASU is effective in January 2024 under a prospective approach. Early adoption is permitted. Adoption of this ASU is not expected to have a material impact on the Company’s condensed consolidated financial statements.

3. Fair Value Measurements

The Company defines fair value as the price that would be received from selling an asset or paid to transfer a liability in an orderly transaction between market participants at the measurement date. When determining the fair value measurements for assets and liabilities which are required to be recorded at fair value, the Company considers the principal or most advantageous market in which to transact and the market-based risk. Fair value is determined based on quoted market rates when observable or utilizing data points that are observable, such as quoted prices, interest rates and yield curves. Whenever required, the Company applies fair value accounting for all financial assets and liabilities that are recognized or disclosed at fair value in the consolidated financial statements on a recurring basis. The carrying amounts reported in the consolidated financial statements approximate the fair value for cash, accounts receivable, accounts payable, and accrued expenses and other current liabilities, due to their short-term nature.

Inputs used to determine the fair value of assets and liabilities are defined be a three-level hierarchy, depending on the nature of those inputs. The Company has categorized its financial assets and liabilities measured at fair value within this hierarchy based on whether the inputs to the valuation technique are observable or unobservable. An unobservable input is based on market data obtained from independent sources, while an unobservable input reflects the company’s assumptions adopt market data.

The fair value of the Company’s financial instruments reflects the amounts that the company estimates would receive in connection with the sale of an asset or pay in connection with the transfer of a liability in an orderly transaction between market participants at the measurement date (exit price). The Company discloses and recognizes the fair value of the assets and liabilities using a hierarchy that prioritizes the inputs to valuation techniques used to measure fair value. The hierarchy gives the highest priority to valuations based upon unadjusted quoted prices in active markets for identical assets or liabilities (Level 1 measurements) and the lowest priority to valuations based upon unobservable inputs that are significant to the valuation (Level 3 measurements). The guidance establishes three levels of the fair value hierarchy as follows:

•	Level 1: Inputs that reflect unadjusted quoted prices in active markets for identical assets or liabilities that the Company has the ability to access at the measurement date;

•	Level 2: Inputs other than quoted prices that are observable for the assets or liability either directly or indirectly, including inputs in markets that are not considered to be active;

•

Level 3: Inputs that are unobservable. Assets and liabilities measured at fair value are classified in their entirety based on the lowest level of input that is significant to the fair value measurement.

The Company’s assessment of the significance of a particular input to the fair value measurement in its entirety requires management to make judgments and consider factors specific to the asset or liability. The Company recognizes transfers between levels of the fair value hierarchy as of the end of the reporting period. There were no transfers within the hierarchy during the three- and nine-months periods ended September 30, 2023.

There are no financial assets subject to fair value measurements on a recurring basis as of September 30, 2023.

4. Financial Statement Components

Prepaid expenses and other current assets consisted of the following:

	September 30,	December 31,
	2023	2022
Credit for tax other than income tax	€4,264	621
VAT receivables	3,116,474	2,829,976
Research and development tax credit, current	1,555,941	1,200,000
Other current assets	34,318	31,548
Advance payments to suppliers	342,103	1,558,435
Prepaid expenses	657,765	48,941
Receivables towards Insurance	2,787	2,996

Total prepaid expenses and other current assets	€5,713,651	5,672,517

Other non-current assets consisted of the following:

	September 30,	December 31,
	2023	2022
Research and development refundable tax credit	€5,570,981	€5,570,981
Other non-current assets	7,327	3,257

Total other non-current assets	€5,578,308	€5,574,238

The Company research and development tax credits available to be used amounts to Euro 7,126,922 at September 30, 2023, which can be carried forward indefinitely and do not expire.

In the three- and nine-months periods ended September 30, 2023, the Company utilized Euro 250,927 and Euro 844,059, respectively, of available tax credits to offset certain social contributions and tax payables. In the three- and nine-months periods ended September 30, 2022, the Company utilized Euro 249,502 and Euro 884,042, respectively, of available tax credits to offset certain social contributions and tax payables.

Property and equipment, fix consisted of the following:

	September 30,	December 31,
	2023	2022
Computer equipment	€192,480	€185,934
Lab equipment	1,255,369	1,196,577
Office furniture	233,887	233,887
Leasehold Improvements	57,704	57,704
Total property and equipment, gross	1,739,440	1,674,102
Computer equipment	(165,739)	(148,551)
Lab equipment	(1,133,809)	(1,077,511)
Office furniture	(165,028)	(143,884)
Leasehold Improvements	(52,123)	(44,434)
Less: Accumulated depreciation and amortization	(1,516,699)	(1,414,380)

Total property and equipment, net	€222,741	€259,721

Depreciation expense for property and equipment was Euro 35,989 and Euro 108,395 for the three- and nine-months periods ended September 30, 2023, respectively. Depreciation expense for property and equipment was Euro 29,554 and Euro 87,984 for the three- and nine-months periods ended September 30, 2022, respectively.

Accrued expenses and other current liabilities consisted of the following:

	September 30,	December 31,
	2023	2022
Payables for Social security	€41,073	€93,412
Pension contribution payables	25,098	33,747
Accrued payroll	1,709,228	669,867
Accrued Expenses	427,977	—
Credit card debit	5,779	1,856
Other payables	42,326	172,897
Lease liability	64,250	63,467

Accrued Expenses and Other Current Liabilities	€2,315,732	€1,035,246

Payables for social security refer to amounts due to social security and employees withholding tax.

Accrued payroll refers to accruals for year-end bonuses, accrued vacations and extra-hours including social security charges, to be paid to employees.

Accrued expenses refer to invoices to be received from vendors for services performed and not yet billed.

5. Leases

The Company presents the right-of-use assets acquired via operating leases as part of non-current assets and its lease liabilities are included in the current and non-current financial liabilities. There are no finance leases recorded at September 30, 2023.

As the Company’s leases do not generally provide an implicit interest rate, the Company uses its incremental borrowing rate based on the information available at commencement date in determining the present value of lease payments. The Company’s lease agreements may have lease and non-lease components, which the Company accounts for as a single lease component. The Company’s lease terms may include options to extend or terminate the lease when it is reasonably certain that the Company will exercise that option. Lease expense for lease payments is recognized on a straight-line basis over the lease term and variable payments are recognized in the period they are incurred. The Company’s lease agreements do not contain any residual value guarantees, and leases with an initial term of 12 months or less are not recorded on the balance sheet.

The components of the lease expense recorded in the consolidated income statement were entirely related to operating lease cost for Euro 47,557 and Euro 71,785 for the three- and nine-months periods ended September 30, 2023, respectively. The amounts for the three- and nine-months periods ended September 30, 2022 were Euro 22,881 and Euro 67,029, respectively.

Supplemental balance sheet and other information related to leases was as follows:

	As of September 30,	As of December 31,
	2023	2022
Assets:
Operating lease asset	€357,705	€379,447

Total Leased Assets	€357,705	€379,447
Liabilities:
Current Operating	€64,250	€63,466
Long-term Operating	€283,094	€315,980

Total lease liabilities	€347,344	€379,446

Supplemental cash flow information related to leases was as follows:

	As of September 30,	As of December 31,
	2023	2022
Cash paid for amounts included in the measurement of lease liabilities:
Operating cash flows from operating leases	€(71,735)	€(89,911)
Weighted average remaining lease term (in years):
Operating leases	5.5	6.2
Weighted average discount rate:
Operating leases	7,79%	7.97%

Maturities of lease liabilities were as follows:

	As of September 30, 2023
	Operating leases	Total
2024	€89,779	€89,779
2025	€78,932	€78,932
2026	€76,778	€76,778
2027	€70,407	€70,407
2028	€121,490	€121,490

Total undiscounted lease payments	€436,846	€436,846
Present value discount	€(89,502)	€(89,502)

Present value	€347,344	€347,344

Lease liability, current	€64,250	€64,250
Lease liability, long term	€283,094	€283,094

6. Debt

European Investment Bank Borrowing

As of September 30, 2023, the Company had outstanding financing agreements with the European Investment Bank (“EIB”) for a total amount of Euro 11,406,500, which were entered into on July 24, 2020 to finance the AT project (the “EIB Loan”). The total maximum financing is Euro 30,000,000, which the Company, at its discretion, can access with the achievement of specific milestones of the AT project. The first tranche (Tranche A) of Euro 3,000,000 was drawn on January 21, 2021, and the second tranche of Euro 7,000,000 (Tranche B) was drawn on August 11, 2021. Interest is accrued at an annual rate equal to 9%. Principal and interest payments are payable at the maturity date, which is 5 years from January 21, 2021 and August 11, 2021, respectively. The Company recorded the EIB Loan as a liability measured at amortized cost.

Interest expense incurred and charged to expense was Euro 226,849 and Euro 641,285 for the three- and nine-months periods ended September 30, 2023, respectively. Interest expense incurred and charged to expense was Euro 200,898 and Euro 602,693 for the three- and nine-months periods ended September 30, 2022, respectively.

In connection with the closing the acquisition of the Company, Quince has agreed to guarantee the obligations of EryDel in respect of the EIB Loan. As of October 20, 2023, Euro 10 million has been disbursed to EryDel. The outstanding principal amount under the EIB Loan will become due and payable at maturity on August 11, 2026 and bears interest at a fixed rate of 9.00% per annum. The EIB Loan may be voluntarily prepaid at any time with at least 60 days’ prior notice, subject to a prepayment penalty. Refer to Note 13 Subsequent Events for additional details.

Investment Agreement for Capital Injection and New Convertible Loan

On February 17, 2023, in connection with the Investment Agreement for Capital Injection, the Company entered into a convertible loan agreement with its Founders, management team and current Investors for a total amount up to Euro 5.5 million (“New Convertible Loan”).

In the first half of 2023 the Company received a total amount of Euro 5,425 thousand in connection with such New Convertible Loan. The first additional tranche was subscribed in April 2023 for a total amount of Euro 3,256 thousand. The second additional tranche was subscribed in June 2023 for a total amount of Euro 2,169 thousand.

The New Convertible Loan bear interest at a rate of 12% per annum and had a maturity date of December 31, 2023. Interest is accrued on the outstanding principal until converted. The Company recorded the New Convertible Loan as a liability measured at amortized cost. In addition, the New Convertible Loan contained a number of embedded features requiring evaluation for bifurcation as derivatives. The New Convertible Loan was not subsequently measured at fair value, and therefore, the nature of any embedded features was analyzed to determine whether each feature required bifurcation by both (1) meeting the definition of a derivative and (2) not being considered clearly and closely related to the debt host contract. The following is the list of features identified in the New Convertible Loan and considered embedded derivatives that are not clearly and closely related to the New Convertible Loan, met the definition of a derivative, and required bifurcation from the New Convertible Loan and separate accounting:

•

Automatic Conversion upon an Equity Financing – Upon an equity financing completed on or before December 31, 2023, outstanding principal amount and any unpaid accrued interest shall, subject to the prior approval of the holders of two-third of the New Convertible Loan automatically convert in whole into the most senior class of shares issued in the Equity Financing at a subscription price per share equal to the lower of (i) 70% of the price per share of the Equity Financing; (ii) a price per share to be calculated based on a Company pre-money valuation of Euro 60 million.

•

Voluntary Conversion upon a Liquidation Event – Upon a liquidation event (as defined in the investment and shareholders’ agreement, as amended from time to time) completed on or before December 31, 2023, outstanding principal amount and any unpaid accrued interest shall, at the election of each investor, automatically convert into that number of the most senior class of preferred shares outstanding at a subscription price per share equal to the lower of (i) a price per share to be calculated based on a Company valuation of Euro 60 million; and (ii) the price per share retained for the purpose of such Liquidation Event.

•

Voluntary Prepayment upon a Liquidation Event—Upon a liquidation event (as defined in the investment and shareholders’ agreement, as amended from time to time) completed on or before December 31, 2023, outstanding principal amount and any unpaid accrued interest shall, at the election of each investor, become due and payable immediately prior to the closing of such Liquidation Event for an amount equal to 3.5x the outstanding principal amount and any unpaid accrued interest.

•

Automatic Conversion upon the maturity date of December 31, 2023 – If there is no Equity Financing or Liquidation Event prior to December 31, 2023, then the outstanding principal amount and any unpaid accrued interest shall convert into the most senior class of preferred shares outstanding at a price per share to be agreed upon by the Company and the Investors.

As a condition for the New Convertible Loan, the terms of the existing Investment Agreement Loan were amended to reflect the same terms of the New Convertible Loan in the event of an Automatic Conversion upon an Equity Financing, Voluntary Conversion upon a Liquidation Event or the Automatic Conversion upon the maturity date of December 31, 2023. In addition:

•

Voluntary Prepayment upon a Liquidation Event—Upon a liquidation event (as defined in the investment and shareholders’ agreement, as amended from time to time) completed on or before December 31, 2023, outstanding principal amount and any unpaid accrued interest shall, at the election of each investor, become due and payable immediately prior to the closing of such Liquidation Event for an amount equal to the outstanding principal amount and any unpaid accrued interest.

The valuation of these features included an assessment of the likelihood of the triggering events. These features have been bifurcated from the debt instrument at issuance and then subsequently marked to fair value through the consolidated income statement. The bifurcation of such features then created a discount to the New Convertible Loan which had, along with other deferred fees and costs and discounts, been amortized using the effective interest method. These features had an overall value of approximately nil at each subscription date (i.e., April and June 2023) due to, according to the expected likelihood of each trigger event previously described, the embedded option would be exercisable at a value closed to the fair market value.

Considering the difference between the market rate of interest upon issuance of the New Convertible Note and its contractual rate of interest (e.g., debt was issued with a stated coupon of 12% when the market yield for a debt instrument with similar terms and similar risks is 8%), the related premium (Euro 139,825) was not an asset or liability separable from the associated debt instrument, but rather, it was reported in the balance sheet as an adjustment to the carrying amount of the debt liability and not presented as a deferred charge or deferred credit. Such debt premium was amortized into interest income using the effective interest method.

In conjunction with such New Convertible Loan, the Company also granted a warrant coverage to subscribe Series F Preferred Shares (for at the original Series F subscription price of Euro 47.30) (the “Warrant”), for no additional consideration, to the Investors representing 350% of the invested New Convertible Loan amount (to be allocated pro rata among the Investors) at an exercise price of Euro 0.01 per share, at any time during a period of ten years from the date of issuance. Such warrants’ terms include a cashless exercise option. The fair value of such Warrant was approx. Euro 19 million at the issuance date which was recorded within stockholders’ equity/(deficit).

On July 15, 2023, the Company and the holders of the Investment Agreement Loan and the New Convertible Loan agreed on the conversion of the outstanding Investment Agreement Loan (Euro 12,750 thousand) and New Convertible Loan (Euro 5,425 thousand) including any accrued interests to date (Euro 1,605 thousand) into Stockholders’ equity. The total shares issued in connection with such conversion were 1,270,413. In addition, the outstanding warrants were exercised resulting in the issuance of 1,219,493 shares for a total amount of approx. Euro 19 million.

Interest expense incurred and charged to expense in relation to the Investment Agreement Loan was Euro 190,633 and Euro 461,170 for the three- and nine-months periods ended September 30, 2022, respectively.

Notes payable

On August 30, 2023, EryDel Italy, Inc., an indirect wholly owned subsidiary of Quince, entered into that certain promissory note, (the “Promissory Note”) with the Company, pursuant to which EryDel Italy, Inc. promised to make advances to EryDel of up to Euro 0.9 million ($1.0 million).

Under the terms of the Promissory Note, the principal amount of the note shall be made available in two tranches, an initial tranche, in an aggregate amount of $500,000, with an interest rate of 5.07% per annum, and a second tranche, up to an aggregate amount of $500,000, with an annual interest rate equal to Applicable Federal Rate for Annual Compounding Short-Term Debt Instruments as at the funding date of such tranche, to be funded to EryDel during the period commencing September 1, 2023 to October 31, 2023. The first tranche was made during the three months ended September 30, 2023 and the outstanding amount is Euro 463,390 as of September 30, 2023. Interest receivable as of September 30, 2023 was approximately Euro 1,200 ($1,300).

The Promissory Note will mature on July 1, 2024, provided that, subject to certain conditions, in the event that the closing date occurs under the Stock Purchase Agreement on or before December 31, 2023, or the Stock Purchase Agreement is terminated for any reason other than by the Company in certain specified circumstances, all obligations of EryDel and EryDel Italy, Inc. under the Promissory Note shall be deemed to be paid and discharged in full, all unfunded commitments of EryDel Italy, Inc. to make advances under the Promissory Note shall be terminated, and all other obligations of EryDel shall be deemed terminated.

For additional details, refer to Note 13 Subsequent Events.

7. Post-Retirement Benefit Plans

The Company sponsors a defined benefit plan in which the Company’s Italian employees participate. Total costs of the defined benefit plan for the three- and nine-months periods ended September 30, 2023 was Euro 3,552 and Euro 9,815, respectively. Total costs of the defined benefit plan for the three- and nine-months periods ended September 30, 2022 was Euro 1,719 and Euro 5,518, respectively.

Changes in obligations of the defined benefit plans are as follows:

	As of September 30,	As of December 31,
	2023	2022
Benefit obligation at the beginning of the period	€66,859	€72,874
Service cost	10,023	7,867
Interest cost	1,820	565
Actuarial loss (gain)	(2,028)	(1,554)
Benefit paid	—	(12,892)
Change in scope of consolidation	—
Foreign exchange translation reserve	—
Benefit obligation at the end of the period	€76,674	€66,859
Of which:
Current	€—	€—
Long-term	€76,674	€66,859

There are no plan assets servicing the defined benefit plans.

The assumptions used to determine the benefit obligations at year-end are as follows:

	As of September 30,	As of December 31,
	2023	2022
Discount rate (1)	4.00%	3.63%
Inflation rate	2.30%	2.30%
Future salary increase	3.00%	3.00%
Employee rotation	15.00%	15.00%

(1)	The discount rate is based on Iboxx Corp Index based on the duration of the plan (9 years).

8. Commitments and Contingencies

Commitments

The Company has entered into clinical development contracts with external subcontractors. The Company compensates its suppliers for the services provided on a regular basis. The Company shall not incur material penalty fees for the termination of any of these contracts.

Legal Matters

From time to time, the Company may become involved in claims and other legal matters arising in the ordinary course of business. The Company investigates these claims as they arise. Although claims are inherently unpredictable, the Company currently is not aware of any matters that may have a material adverse effect on the business, financial position, results of operations or cash flows.

9. Stockholders’ Equity/(Deficit)

Common Stock

As of September 30, 2023, the subscribed share capital was equal to Euro 4,246,046, divided into 4,241,889 ordinary shares (Class A) with par value equal to Euro 1.00098.

On September 7, 2023, the Shareholders of the Company approved the conversion of all the senior stocks outstanding into such number of ordinary shares (thus acquiring the same rights).

10. Income taxes

The Company has a history of losses and expects to record a loss in 2023.

The Company files income tax returns in the United States and Italy. As of September 30, 2023 and December 31, 2022, the Company recognized a liability for unrecognized tax benefits for Euro 419,463 (of which Euro 42,626 of interests and Euro 76,148 of penalties) and Euro 399,338 (of which Euro 25,044 of interests and Euro 75,639 of penalties), respectively.

The Company does not expect that its unrecognized tax benefits will materially change in the next twelve months.

A valuation allowance is provided for significant deferred tax assets when it is more likely than not that such assets will not be realized through future operations. Future tax benefits which may arise as a result of these losses have not been recognized in these financial statements, as their realization is determined not likely to occur and accordingly, the Company has maintained a valuation allowance for the future deferred tax assets.

11. Related parties

There are no transactions with related parties of the Company during the periods presented.

12. Subsequent Events

The Company has evaluated subsequent events through January 4, 2024, which is the date the condensed consolidated financial statements were available to be issued.

On October 20, 2023, Quince completed the acquisition of the Company. Such acquisition was completed pursuant to that certain Stock Purchase Agreement, dated as of July 21, 2023, (the “Purchase Agreement”), by and among Quince, the Company, EryDel US, holders of EryDel capital stock and the managers of EryDel (the “EryDel Shareholders”) and Shareholder Representative Services LLC, a Colorado limited liability company solely in its capacity as the representative, agent and attorney-in-fact of the EryDel Shareholders. Pursuant to the terms of the Purchase Agreement, Quince issued 6,525,315 shares of its common stock, approximately equivalent to $6.5 million, to the EryDel Shareholders, resulting in the EryDel Shareholders owning approximately 15.2% of the outstanding common stock Quince. Up to an additional 725,037 shares of Quince’s common stock may be issued to the EryDel Shareholders upon the first anniversary of the closing of the acquisition. The EryDel Shareholders have a contingent right to receive up to an aggregate of $485,000,000 in potential cash payments, comprised of up to $5,000,000 upon the achievement of a specified development milestone, $25,000,000 at NDA acceptance by the FDA, up to $60,000,000 upon the achievement of specified approval milestones, and up to $395,000,000 upon the achievement of specified on market and sales milestones, with no royalties paid to EryDel.

In connection with the closing of such acquisition, Quince has agreed to guarantee the obligations of EryDel in respect of the EIB Loan. As of October 20, 2023, approximately Euro 10 million has been disbursed to EryDel. The outstanding principal amount under the EIB Loan will become due and payable at maturity on August 11, 2026 and bears interest at a fixed rate of 9.00% per annum. The EIB Loan may be voluntarily prepaid at any time with at least 60 days’ prior notice, subject to a prepayment penalty.

Pursuant to the EIB Loan, the Company and Quince will (i) make representations and warranties to EIB that are customary for facilities similar to the EIB Loan and (ii) become bound by customary affirmative and negative covenants, subject to customary exceptions. Quince, but not the Company, will become subject to a requirement under the EIB Loan to maintain a certain minimum unrestricted balance of cash or cash equivalents during the term of the EIB Loan. A failure by the Company or Quince to comply with any of the covenants applicable to it under the EIB Loan will, either immediately or after the passage of time in the case of those covenants that are subject to a grace period, constitute an event of default under the EIB Loan. Pursuant to the Guarantees, the Company and Quince have agreed to guarantee EryDel’s obligations under the EIB Loan, which must be paid to EIB within five (5) business days of written demand therefor from EIB.

Under the Promissory Note entered into on August 30, 2023, discussed in Note 6 Debt, EryDel Italy, Inc. provided the second tranche on October 17, 2023 in an amount of $500,000 with 5.22% annual interest to EryDel. On October 24, 2023, in connection with the EryDel Acquisition, the outstanding principal and accrued interest due under the Promissory Note of approximately $1.0 million in the aggregate was deemed to be paid and discharged in full.